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                                                                    EXHIBIT 23.3



                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 18, 1996 (except for Note G, as to which the date is April 3, 1996), accompanying the financial statements of Advanced Access Labs contained in the Registration Statement No. 333-08921 on Form S-1 and Prospectus of Advanced Fibre Communications, Inc., filed with the Securities and Exchange Commission on July 26, 1996, and the amendments thereto. We consent to the incorporation by reference of said report in the Registration Statement of Advanced Fibre Communications, Inc. on Form S-8.

/s/ Grant Thornton LLP

GRANT THORNTON LLP



San Francisco, California
October 30, 1996